Exhibit 99.1

Enservco Corporation Reports 2023 Third Quarter Financial Results

●	Nine-month revenue up 3% year over year to $15.6 million from $15.1 million

●	Q3 revenue down 6% year over year to $2.9 million from $3.1 million due to Company’s earlier exit from North Dakota market to focus on more profitable basins

●	Q3 acquisition of Rapid Hot strengthens position in Marcellus Shale and adds new revenue and management depth

●	$1,625,000 convertible debt financing completed in Q3 that included participation from lead investors of Rapid Hot, an Enservco board member and Cross River Partners

●	Year-to-date progress de-levering balance sheet, with long-term debt reduced to $4.2 million from $5.3 million since 2022 year-end and from approximately $36 million at 2019 peak debt

Longmont, CO – November 15, 2023 – Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today reported financial results for its third quarter and nine-month period ended September 30, 2023.

“We are pleased to report an increase in revenue for the nine-month period despite our earlier exit from North Dakota, which negatively impacted third quarter and year-to-date revenue comparisons. As a result, our year-to-date adjusted EBITDA improved by 42% to a negative $1.5 million from a negative $2.6 million. Of particular note, we are seeing substantially improved pricing and longer-term customer commitments for the 2023-24 heating season in all of our active basins,” said Rich Murphy, Executive Chairman.

“The strategic decision to exit North Dakota will allow us to reallocate resources to operating areas that offer more potential for improved profitability and growth over the long term,” Murphy added. “We are in advanced discussions to sell real estate and excess equipment related to the North Dakota operations, which will strengthen our cash position as we move into our heating season. We also have made significant progress de-levering our business in 2023, closing the third quarter with just $4.2 million in term debt associated with our equipment financing, down from $5.3 million at 2022 year-end and from a high of approximately $36 million in 2019 when we commenced our debt reduction program. We intend to continue paying down debt as we increase revenue and operations become more profitable.

Murphy continued, “Near the end of the third quarter we acquired for stock substantially all of the assets of Rapid Hot, a major provider of frac water heating services in Ohio, Pennsylvania and West Virginia. In addition to strengthening our position in the Marcellus shale, this transaction adds incremental revenue as well as management depth, with Rapid Hot’s president and CFO Mike Lade joining Enservco as chief of staff. We also added Rapid Hot managing member Steve Weyel to our Board and look forward to benefitting from his many years of experience in the energy space and particularly from his ability to identify and close M&A opportunities. In conjunction with this acquisition, we closed a $1.6 million convertible debt financing that included participation from lead investors of Rapid Hot, an Enservco board member and Cross River Partners.

“We are steadily building momentum across our business and are now entering our fourth and first quarter heating season when we generate the majority of our revenue and profitability. Moving forward, we are focused on growing revenue both organically and through M&A, controlling costs to improve profitability and reducing long-term debt. We are encouraged by improving margins and continued drilling activity in our markets and based on customer feedback, expect further demand growth for our services,” Murphy concluded.

Nine Month Results

Revenue through nine months increased 3% year over year to $15.6 million from $15.1 million. The increase was attributable to 11% growth in completion services revenue to $7.2 million from $6.5 million last year. That growth more than offset a 3% decline in production services to $8.4 million versus $8.6 million year over year.

Adjusted EBITDA through nine months improved by $1.1 million to a negative $1.5 million from a negative $2.6 million in the same period last year.

Net loss through nine months was $6.6 million, or $0.35 per basic and diluted share, compared to a net loss of $3.9 million, or $0.34 per basic and diluted share, in the same period last year when the Company booked a non-recurring $4.3 million gain on debt extinguishment.

Third Quarter Results

Revenue in the third quarter decreased 6% year over year to $2.9 million from $3.1 million. Production services revenue was $2.6 million compared to $2.8 million a year ago. Completion services revenue was essentially flat at $0.3 million. The decrease in revenue reflected the Company’s exit from the North Dakota region to focus on basins that offer better opportunities for profitable growth. The Company achieved revenue increases within its Texas-based hot oiling operations, which partially offset the decrease in revenue associated with its North Dakota exit.

Adjusted EBITDA in the third quarter was a negative $1.5 million compared to a negative $1.3 million in the same quarter last year.

Net loss in the third quarter was down slightly at $3.0 million, or $0.13 per basic and diluted share, compared to a net loss of $3.1 million, or $0.27 per basic and diluted share, in the same quarter last year.

Conference Call Information

Management will hold a conference call to discuss these results on Thursday, November 16 at 9:30 a.m. ET. The call will be accessible by dialing 888-506-0062 (973-528-0011 for international callers). Access code 577898. A telephonic replay will be available through November 30, 2023, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Replay ID # 49479. To listen to the webcast, participants should go to the ENSERVCO website at www.enservco.com and link to the “Investors” page at least 10 minutes early to register and download any necessary audio software. A replay of the webcast will be available until September 15, 2023. The webcast also is available here:

https://www.webcaster4.com/Webcast/Page/2228/48952

About Enservco

Through its various operating subsidiaries, Enservco provides a range of oilfield services, including hot oiling, acidizing, frac water heating, and related services. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming, West Virginia, Utah, Michigan, Illinois, Florida, and Louisiana. Additional information is available at www.enservco.com.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing Enservco’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net loss in the Consolidated Statements of Operations table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," “should,” and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2022, and subsequently filed documents with the SEC. Forward looking statements in this news release that are subject to risk include the ability sell real estate and equipment in the North Dakota operations to increase the cash balance; ability to pay down debt, add new revenue streams, grow revenue and profitability, control costs, experience customer demand growth, and identify and close M&A transactions. It is important that each person reviewing this release understand the significant risks attendant to the operations of Enservco. The Company disclaims any obligation to update any forward-looking statement made herein.

Contact:

Mark Patterson

Chief Financial Officer

Enservco Corporation

mpatterson@enservco.com